Exhibit 10.15

MERCHANTS WALK

SHOPPING CENTER LEASE

ARTICLE 1	PARTIES

This Lease, dated as of this 20th day of April, 2010, is made by and between Edwin B. Raskin Company, a Tennessee corporation, as agent for SIG, LLC, a Tennessee limited liability company (“Landlord”) and Franklin Synergy Bank, a Tennessee corporation(“Tenant”).

ARTICLE 2	PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space known as 4930 Thoroughbred Lane and designated as space “C-1” (“Premises”), and which shall, for the purpose of this Lease, be deemed to contain 3,124 gross square feet of rentable area and the related drive-thru banking facility adjacent to the Premises, as generally depicted and described on the site plan attached hereto as Exhibit “A”, together with all banking equipment and fixtures presently located within the Premises. The Premises are situated in a building (“Building”) in a shopping center known as the Merchants Walk (“Center”), located on Thoroughbred Lane, Brentwood, Tennessee 37027, as more particularly described on Exhibit “B” hereto.

ARTICLE 3	TERM AND LEASE YEAR

A. TERM. This Lease shall be for a term (“Term”) of thirty-six (36) months, commencing July 1, 2010 (“Commencement Date”). All rental and other charges due hereunder shall accrue from the Commencement Date.

ARTICLE 4	RENT AND OTHER CHARGES

A. MINIMUM RENT. Tenant agrees to pay to Landlord as minimum rent (“Minimum Rent”) as follows:

RENT PERIOD	RATE	MONTHLY RENT	ANNUAL RENT
July 2010-June 2011	$18.00	$4,686.00	$56,232.00
July 2011-June 2012	$19.00	$4,946.33	$59,356.00
July 2012-June 2013	$20.00	$5,206.67	$62,480.00

Tenant agrees to pay the Minimum Rent, without notice or demand, in advance, on or before the first (1st) day of each and every successive calendar month during the Term. Rent for any period less than one (1) month shall be prorated based on the number of days in such month. All payments of rent (including Minimum Rent, Adjustments, and additional rent) and other charges owed by Tenant under this Lease shall be made by Tenant at the office of Edwin B. Raskin Company, 5210 Maryland Way, Suite 300, Brentwood, Tennessee 37027 or at such other place as Landlord may designate, in lawful money of the United States of America and without deduction, abatement, or offset. No termination of this Lease prior to the normal ending thereof shall affect Landlord’s right to collect rent for the period prior to termination.

B. PERCENTAGE RENTAL. THIS SECTION INTENTIONALLY DELETED.

C. EXTRA RENT. THIS SECTION INTENTIONALLY DELETED.

D. SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Six Thousand Dollars ($6,000.00). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease, If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of this security deposit for the payment of any rent or any other sum due hereunder, for payment of any amount which Landlord may spend by reason of Tenant’s default, or for the compensation of Landlord for any other loss or damage suffered by reason of Tenant’s default. If any portion of said deposit is so applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant is not then in default, the security deposit or any balance thereof shall be returned to Tenant within ten (10) days following the date on which the final payment is due under this Lease or expiration of the Term, whichever is later.

E. ADDITIONAL RENTAL ADJUSTMENTS.

In addition to all charges described in this Lease, Tenant shall pay to Landlord as additional rent “Tenant’s Proportionate Share” as herein defined of the following items (“Adjustments”):

(1) All real estate taxes and assessments that are levied upon and/or assessed against the Center (which includes land, buildings and improvements thereon);

(2) All insurance premiums paid by Landlord on the Center, including but not limited to, premiums for fire and extended coverage, sign insurance, rent loss, and liability insurance.

(3) All reasonable costs and expenses of every kind and nature incurred by Landlord in operating, decorating, painting, lighting, maintaining, repairing and replacing the Common Areas, as herein defined, in the manner deemed appropriate by Landlord (“Common Area Costs”). Common Area Costs shall include, without limitation: the cost of security and fire protection services, if provided; gardening and landscaping; repairs and painting; decorating and redecorating the Common Areas; striping, sweeping and lighting (including the cost of electricity and maintenance and replacement of fixtures and bulbs); regulating traffic; rubbish, garbage and other refuse removal; ice and snow removal; machinery equipment and supplies used in the operation and maintenance of the Common Areas and facilities; depreciation of machinery and equipment used in the operation and maintenance of the Common Areas; repair and replacement of paving, curbs and walkways; utility and drainage fees and water charges; the cost to Landlord of personnel to implement and perform the operation, maintenance and repairs of the Common Areas as provided above (including Worker’s Compensation Insurance covering such personnel); plus an amount equal to fifteen percent (15%) of the sum above to cover the cost of administering the same.

Tenant may request an audit of Landlord’s records concerning Common Area Costs. Any such audit must be at Tenant’s sole expense and at a reasonable time and place.

In the event the Premises are assessed as a separate parcel for the payment of real estate taxes, if the Premises are separately insured, or, if any utilities to the Premises are separately metered, Tenant shall pay the taxes, insurance premiums, and/or utility charges directly attributable to the Premises rather than paying Tenant’s Proportionate Share of an all-inclusive figure for such taxes or utility charges.

Tenant’s Proportionate Share shall be 6.5 percent, calculated by dividing the area of the Premises by the gross leasable area of the Center (3,124 divided by 48,152). Should the size of the Center change (Article 7, Paragraph A), so would the Tenant’s Proportionate Share be revised.

The initial estimated monthly amounts of Tenant’s Proportionate Share of the Adjustments are as follows:

(1)	Real estate taxes: $445.00

(2)	Insurance premiums: $30.00

(3)	Common Area Costs: $847.00

(4)	Water Usage: $50.00

Tenant shall pay the Adjustments monthly together with its Minimum Rent payments and shall continue to make said monthly payments until notified by Landlord of any change in the amount thereof. By April 1 of each year, Landlord shall give Tenant a statement showing the total Adjustments for the Center for the prior calendar year and Tenant’s allocable share thereof, and appropriate adjustments shall be made within ten (10) days.

F. LATE CHARGES. If any installment of rent or any sum due from Tenant shall not be received by Landlord within five (5) days from the date upon which such amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the past due amount and a like amount for each month or partial month thereafter any amount remains unpaid, plus any attorney’s fees or court costs incurred by Landlord by reason of Tenant’s failure to pay such rent when due. Tenant acknowledges that such late charge is not a penalty, but is to compensate Landlord for the additional administrative expenses and other expenses incurred by Landlord in handling delinquent payments (which expenses are not readily ascertainable), and is in addition to, not in lieu of, any other remedies that Landlord may have by virtue of Tenant’s failure to make payments when due.

G. INTEREST. Interest shall accrue and be paid by Tenant to Landlord on any payment of rent (including Minimum Rent, Adjustments, and additional rent) and other charges owed hereunder not received by Landlord on or before the date upon which the same becomes due at the base or prime rate published from time to time in the Wall Street Journal (or if this publication is discontinued, a comparable base or prime rate selected by Landlord) plus three (3) percentage points per annum, but in no event in excess of the maximum formula rate permitted under applicable law from time to time, from the date such payment was due to and including the date such payment is received by Landlord.

ARTICLE 5	USE AND CONSTRUCTION

A. USE. Tenant shall use and occupy the Premises exclusively for a full-service bank branch and/or loan production office and for no other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld. Landlord may withhold its consent for any alternate use of the Premises which would be in conflict with the exclusive use provisions of any other tenant lease in the Center or for any use which would be competition with the business of any other tenant in the Center. Landlord makes no warranty, express or implied, with respect to Tenant’s use of the Premises. The Premises shall not be used for any illegal purposes, in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant shall comply with, and shall not permit or suffer anything to be done in or about the Premises in violation of any law, statute, ordinance or governmental rule or regulation now in force or hereafter arising. Tenant shall not abandon or vacate the Premises during the Term of this Lease and shall use the Premises only for the aforesaid purposes herein leased until the expiration of the Term hereof.

B. COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant shall comply with all applicable laws, rules and regulations (collectively “Environmental Laws”) of all governmental authorities relating to environmental matters, hazardous wastes and hazardous substances and similar matters in the use and occupancy of the Premises under this Lease. Tenant shall not cause or permit any hazardous waste, hazardous or toxic substance or other similar substance (collectively “Hazardous Matter”) to be brought upon, kept or used in or about the Premises by Tenant or any transferee or any of their agents, employees, contractors or invitees. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, liabilities or losses (including without limitation diminution in value of the Premises and Center, damages for the loss of use of rentable space and adverse impact on leasing, and attorney’s and other professional fees) (collectively “Environmental Damages”) which arise as a result of Tenant’s breach of the foregoing obligations. This indemnification shall also apply to (i) any Environmental Damages accruing or arising, after the Term of this Lease ends, as a result of Tenant’s breach of its obligations under this provision during the Term, and (ii) any and all clean-up, remedial, removal or restoration work required by any applicable governmental authority if the presence of any Hazardous Matter on the Premises results in any contamination of the Premises, the Center and/or Common Areas. For the purposes of this provision, the term “Hazardous Matter” shall include without limitation hazardous substances, hazardous materials, hazardous waste, toxic substances, toxic waste and solid waste as those terms are generally defined under federal or state environmental laws.

C. CONTINUOUS OPERATION BY TENANT. Tenant agrees that a Center is an interdependent enterprise that the Center’s success is dependent on the continued operation of Tenant’s business, and that maintenance of the character and quality of the Center is enhanced by the continued occupancy of the Premises and the regular conduct of Tenant’s business therein. Accordingly, Tenant, subject to regulatory approval, agrees to open the Premises for business on the Commencement Date and operate one hundred per cent (100%) of the Premises during the entire Term. A vacation of premises or cessation of operations by any other tenant(s) in the Center shall not in any way release Tenant from Tenant’s obligations under this Lease, such obligations being independent covenants of this Lease.

D. RULES AND REGULATIONS. Tenant agrees to comply with and observe the rules and regulations attached hereto as Exhibit “C” and incorporated herein. Tenant’s failure to keep and observe said rules and regulations shall constitute a default in the terms of this Lease in the same manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, the Center and the Common Areas. Notice of such rules and regulations and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof.

E. RETAIL RESTRICTION LIMIT. Tenant covenants and agrees that during the Term and any extensions or renewals thereof Tenant will not, directly or indirectly, engage in any business similar to or in competition with that for which the Premises are let within a radius of three (3) miles of the Center, without Landlord’s prior written consent. The covenant of the preceding sentence shall be inapplicable to any business of Tenant existing as of the date hereof, provided the nature and character of such business remains the same and is continuously operated at the same location.

F. CONDITION OF PREMISES. Tenant accepts the Premises in the “as-is” condition and agrees that Landlord is not required to do any work or make any improvements in connection with this Lease.

ARTICLE 6	UTILITIES

From and after the date on which Landlord delivers the Premises to Tenant (“Possession Date”), Tenant shall pay for all water, gas, heat, light, electric power, and sewer and stormwater charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon. If not separately metered. Tenant’s water consumption, if determined by Landlord to be a heavy water user, will be measured by means of a sub-meter installed by Tenant at Tenant’s expense. This meter will be read monthly and Tenant will be billed at the same rate the Landlord is billed by the supplying municipality. If not a heavy water user, Tenant shall pay twenty-five dollars ($25.00) per restroom each month for water usage.

ARTICLE 7	PARKING AND OTHER COMMON AREAS

A. COMMON AREAS. The “Common Areas” includes the parking lots, sidewalks, driveways, lawns, gardens, and landscaped areas, service areas, corridors, and other areas used in common by the tenants of the Center. The Common Areas also includes all other areas within the exterior boundaries of the Center which are not now or hereafter held for lease by Landlord, all access and perimeter roads, ail arcades, stairways, ramps, interior corridors, elevators, stairs, underground storm and sanitary sewers, utility lines, but excluding all portions of the Center which are used or intended for use by one tenant under the terms of the lease to such tenant. Landlord shall have the right, at any time and from time to time, to change the size, location, elevation or nature of the Common Areas, or any part thereof, including, without [imitation, the right to locate thereon structures and buildings of any type. All Common Areas shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, at any time and from time to time, to establish, modify, amend and enforce reasonable rules and regulations with resect to the Common Areas and the use thereof. Tenant agrees to abide by and conform to such rules and regulations upon notice thereof; and to cause its concessionaires, invitees and licensees, and its and their employees and agents, so to abide and conform. Landlord shall have the right (i) to close, if necessary, all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be reasonably necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (ii) to close temporarily all or any portion of the Common Areas to discourage non-customer use, (iii) to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Center and (iv) to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to the Common Areas, as in the use of good business judgment, Landlord shall determine to be appropriate for the Center.

B. MAINTENANCE. Landlord shall keep the Common Areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof.

C. COMMON RIGHTS. Tenant shall have the non-exclusive right in common with Landlord, other present and future owners, other tenants, and their respective agents, employees, customers, licensees and subtenants, to use the Common Areas during the entire Term of this Lease, or any extension thereof, provided, however, that Landlord shall maintain full control and authority over the Common Areas at all times.

ARTICLE 8	REPAIRS

A. TENANT’S REPAIRS. Landlord warrants that all mechanical, electrical and plumbing systems serving the Premises will be in good working condition on the Commencement Date. Landlord makes no warranty as to the condition of the banking equipment and fixtures within the Premises. Tenant shall, through the Term of this Lease, at Tenant’s expense, maintain the Premises in good order and repair, excluding only such repairs as Landlord is specifically obligated to make under this Article, Paragraph C. Tenant shall not suffer or commit waste, Tenant’s obligation to repair shall include the obligation to maintain, service and replace. Without limiting the generality of the foregoing, Tenant agrees that the obligation of Tenant to repair, maintain, service and replace shall extend to all electrical, air conditioning, heating and sprinkler systems, plumbing and plumbing fixtures and sewerage pipes serving the Premises. Tenant shall be responsible for damage, from whatever causes, to all glass or plate glass in the Premises, for all damages to water pipes in the Premises caused by freezing or neglect by Tenant, and for damages to the property of other tenants or Landlord caused by the overflow or breakage of any such pipes in the Premises. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all costs, expenses, liens or charges against the Premises arising out of or related to any obligation of Tenant hereunder. Tenant shall, upon the expiration or sooner termination of the Term of this Lease, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear excepted. Any damage to the Building or adjacent premises caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant. Landlord may, but shall not be obligated to, make any repairs to be made by Tenant hereunder, if not promptly made by Tenant, and all such payments made by Landlord shall be payable by Tenant to Landlord upon demand.

B. HVAC MAINTENANCE CONTRACT. At all times during the term of this Lease, Tenant shall keep in effect a service contract for the HVAC system serving the Premises. Such contract shall cover preventative maintenance items and filter replacement and shall have terms and be with a contractor satisfactory to Landlord. A copy of any such contract shall be delivered to Landlord. If Tenant fails at all times to maintain such HVAC service contract and provide Landlord with a copy thereof, Landlord, at its option, may obtain a service contract for the balance of the lease term and Tenant, upon demand, shall reimburse Landlord for the cost thereof plus a 25% administrative charge.

C. LANDLORD’S REPAIRS. Landlord shall keep the structural portions, including the roof, foundations and exterior walls (exclusive of all glass and exclusive of all exterior doors of the Premises) and the underground utility and sewer pipes outside the exterior walls of the Building in which the Premises are located in good repair, except that repairs rendered necessary by the negligence of Tenant, Tenant’s agents, employees and invitees are the responsibility of Tenant. Landlord, however, makes no warranty or representation concerning the condition of the Premises on the date of this Lease, or subsequent to the delivery of the Premises by the Landlord to Tenant, and shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair, and failure to report such condition shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

ARTICLE 9	ALTERATIONS AND ADDITIONS

Tenant shall not make or allow any alterations, additions, or improvements to or of the Premises or any part thereof without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.

ARTICLE 10	INSURANCE AND INDEMNITY

A. INSURING PARTY. “Insuring Party” shall mean the party who has the obligation to obtain the insurance required hereunder. Tenant shall pay the cost of all insurance required of Tenant as Insuring Party hereunder.

B. LIABILITY INSURANCE. Tenant shall, at Tenant’s expense, keep in force during the Term of this Lease, a policy of combined single limit, bodily injury and property damage insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Two Million Dollars ($2,000,000). The policy shall contain contractual liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Article 10 and shall otherwise be reasonably satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. If, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall increase said insurance coverage as required by Landlord. Tenant shall name Landlord and any designee of Landlord as additional insured parties on all policies of insurance required hereunder.

C. PLATE GLASS INSURANCE. Tenant shall also maintain plate glass coverage for the Premises.

D. PROPERTY INSURANCE.

(1) Landlord shall keep in force during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Building in amounts reasonably determined by Landlord.

(2) Upon demand, Tenant shall pay for any increase in the property insurance of the Building or any other improvements in the Center, if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises. A statement by Landlord’s insurance agent shall establish such cause.

(3) Landlord will not insure Tenant’s fixtures, equipment, inventory, Tenant improvements, or other personal property.

E. INSURANCE POLICY. Insurance policies required hereunder shall be issued by companies satisfactory to Landlord. Upon request, the insuring Party shall deliver to the other party copies of policies of all such insurance policies or certificates evidencing the existence and amounts of such insurance. No such policy obtained by Tenant shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) day’s prior written notice to Landlord. If Tenant is the Insuring Party, Tenant shall, within ten (10) days prior to the expiration of any such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereto to Tenant, which amount shall be payable by Tenant upon demand.

F. WAIVER OF SUBROGATION. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The Insuring Party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Notwithstanding the foregoing, the waiver of subrogation herein contained shall not be effective if its inclusion would cancel an insurance policy of any party required under this Article 10.

G. INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises, from the conduct of Tenant’s business, or from any activity, work or thing done, permitted, or suffered by Tenant in or about the Premises or Center. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation of Tenant under the terms of this Lease, or arising from any negligence of the Tenant, or from any other such claim or any related action or proceeding brought against Landlord. In case any such action or proceeding is brought against Landlord, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, except for the gross negligence or willful wrongdoing of Landlord, or insured claims to the extent insurance proceeds are available, and Tenant hereby waives all other claims in respect thereof against Landlord to the maximum extent allowed by law.

H. EXEMPTION OF LANDLORD FROM LIABILITY. Except to the extent of insurance proceeds actually paid, and except for gross negligence by Landlord, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business, for any loss of income therefrom, or for damage to the improvements, trade fixtures, contents, goods, wares, merchandise or other property of Tenant (“Tenant’s Contents”) or for injury to Tenant, Tenant’s employees, agents, contractors, invitees, customers, or any other person in or about the Premises, regardless of the cause of such injury or damage, unless Landlord is found grossly negligent. Landlord shall have no liability with respect to any such loss, damage or injury, whether such loss, damage or injury is caused by or results from fire, steam, electricity, gas, water or rain; from the breakage, leakage, obstruction, failure, insufficiency, or other defects of any heating, ventilation, air conditioning, utilities furnished, pipes, sprinklers, wires, appliances, plumbing, or lighting fixtures, or from any other cause, and whether the said loss, damage, or injury results from conditions arising at the Premises or at other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building.

I. OTHER INSURANCE. Tenant shall maintain ail other insurance which Tenant is required to maintain by law.

J. FORCE MAJEURE. Tenant and Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable for damages to each other, so long as the performance or nonperformance of the covenant or obligation is delayed, caused by, or prevented by an act of nature or force majeure, and any other causes not reasonably within the control of either party.

ARTICLE 11	DESTRUCTION OF, OR DAMAGE TO, PREMISES

If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall at the option of Landlord terminate as of the date of such destruction, and all rent shall be accounted for as between Landlord and Tenant through such date. If the Premises are damaged but not wholly destroyed by any of such casualties, and the damages shall not have been due to the negligence, act, or omission to act of Tenant, or its agents, employees, invitees, contractors, subcontractors, subtenants, licensees, or concessionaires rent shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before damage as speedily as practicable following receipt of insurance proceeds, whereupon full rent shall recommence; provided, however, that in the event of such partial destruction, Landlord shall have the option (in lieu of any restoration obligation) to terminate this Lease, by notice to Tenant given within sixty (60) calendar days following such damage, if either such damage occurs during the last half of the term of this Lease or the cost of such restoration exceeds the proceeds of casualty insurance for the damage to the Premises; or any mortgagee of Landlord requires that the insurance proceeds payable as a result of any such casualty be applied to the payment of the mortgage debt. If the Premises or any portion of the Center be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, then notwithstanding anything contained in this paragraph, the fixed Minimum Rent hereunder shall not be diminished or abated during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Premises or Center caused thereby to the extent such cost and expense are not covered by insurance proceeds. Any such termination shall be effective as of the date specified in such notice, which date shall be no more than thirty (30) days after giving such notice, and all rent shall be accounted for as between Landlord and Tenant as of the date of the termination of this Lease by Landlord. Tenant shall place personal property and install fixtures in the Premises at Tenant’s sole risk and expense. No insurance carried by Landlord will provide coverage of any kind for such personal property and fixtures.

If the Center shall be damaged by storm, fire, lightning, earthquake or other casualty, and such damage reduces by more than twenty-five percent (25%) the gross rentable floor area of the Center or if any mortgagee of Landlord requires that the insurance proceeds payable as a result of any such casualty to the Center be applied to the payment of the mortgage debt, Landlord shall have the option to terminate this Lease regardless of whether or not such casualty damages the Premises and whether or not the restoration of such damage would be compensated by insurance. Landlord shall notify Tenant in writing within sixty (60) days after the occurrence of any such casualty if Landlord intends to so terminate this

Lease. Any such termination shall be effective as of the date of such casualty; provided, however, Tenant’s obligation to pay rent hereunder shall continue so long as Tenant is in possession of the Premises and the Premises is usable for the purposes for which it was leased. In the event such cancelation, damage or destruction does not give rise to insurance or award by the Tenant, then the Landlord’s rights herein to cancel would be subject to repayment by the Landlord of Tenant’s unamortized leasehold improvements.

ARTICLE 12	EMINENT DOMAIN

If more than twenty-five percent (25%) of the Premises shall be appropriated by or conveyed to any public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon written notice. If less than twenty-five percent (25%) of the Premises is taken or conveyed, or if more than twenty-five percent (25%) is taken and neither party elects to terminate as herein provided, the Minimum Rent thereafter to be paid shall be equitably reduced; Landlord shall, as diligently as practicable following receipt of the condemnation award, restore the Premises as nearly as is reasonably possible to the condition existing prior to the taking, and Tenant, at Tenant’s expense, shall make repairs and restorations to the Premises remaining to place the same in the condition as received and shall also repair or replace its stock in trade, personal property, equipment and fixtures, and, if Tenant has closed, shall promptly reopen for business.

If any part of the Center other than the Premises shall be so taken, appropriated, or conveyed, Landlord shall within sixty (60) days of the taking, or conveyance, whichever occurs later, have the right at its option, to terminate this Lease upon written notice to Tenant. Any such termination shall be effective as of the date specified in the notice, and all rent shall be accounted for as of the date of termination.

In the event of any taking, appropriation or conveyance, whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease. In the event such appropriation by eminent domain does not give rise to award by the Tenant, then the Landlord’s rights herein to cancel would be subject to repayment by the Landlord of Tenant’s unamortized leasehold improvements.

ARTICLE 13	DEFAULT AND REMEDIES

A. EVENTS OF DEFAULT. Any one (1) of the following shall be an “Event of Default’ by Tenant: (1) if Tenant fails to pay rent or other money due hereunder within five (5) days after payment is due; or (2) if Tenant fails to pay rent or other money due hereunder on or before the due date two (2) or more times in any period of twelve (12) consecutive months; or (3) if Tenant fails to cure any other default or breach under the terms of this Lease within thirty (30) days after notice is sent by Landlord; or (4) if any person shall levy upon, attach or take Tenant’s leasehold interest or any other property of Tenant upon execution, foreclosure, attachment or other process of law; or (5) if Tenant makes an assignment of Tenant’s property for the benefit of any creditors; or (6) if Tenant becomes insolvent; or (7) if any bankruptcy, insolvency or reorganization proceedings or arrangements with creditors is commenced by or against Tenant; or (8) if a receiver or trustee is appointed for any of Tenant’s property; or (9) if Tenant fails to move into, take possession of and open the Premises for business as required hereunder; or (10) if this Lease is transferred, or the Premises are occupied by anyone other than Tenant, except as may be specifically permitted by this Lease; or (11) if Tenant ceases doing business at the Premises for a period of five (5) consecutive days or abandons the Premises.

B. REMEDIES

Upon the occurrence of any of said Events of Default mentioned in Paragraph A above, Landlord shall have the option, without further demand or notice, at once or any time thereafter during continuance of such default, to do one or more of the following:

(1) Landlord may terminate this Lease by written notice to Tenant. If the Lease is so terminated, Tenant shall be obligated to and shall pay Landlord the Minimum Rent, Adjustments, and additional rent and all other charges which would have been payable by Tenant from the date of termination to the date when this Lease would have expired if it had not so terminated, less the fair rental value of the Premises for the same period, both discounted to present value at the discount rate of the Federal Reserve Bank of

Atlanta, Georgia, in effect at the time of termination, plus all costs and expenses incurred by Landlord by reason of Tenant’s default, including reasonable attorney’s fees. The Adjustments and additional rent after termination shall be an estimate computed by Landlord, taking into consideration the current estimates of such amounts and the average yearly percentage increase of such amounts over the completed portion of the Lease term. The fair rental value of the Premises shall be based upon the then prevailing rent obtainable for the Premises or for comparable space in the Center. The Tenant agrees to accept the estimates prepared by Landlord for the purpose of computing the amounts owed Landlord following termination of the Lease. No termination of this lease prior to the scheduled expiration thereof shall affect Landlord’s right to collect Minimum Rent, Adjustments, and/or additional rent or Landlord’s costs and expenses incurred by reason of Tenant’s default, including reasonable attorney’s fees, for the period prior to the termination thereof.

(2) Landlord, as Tenant’s agent, without terminating this Lease, may enter upon, retake and relet the Premises at the best price obtainable by commercially reasonable effort, without advertisement and by private negotiations, for any term Landlord deems appropriate which is commercially reasonable. Tenant shall be liable to Landlord for the deficiency, if any, between all of Tenant’s rent due hereunder and the rent received by Landlord as a result of such reletting (after first deducting from the rents received from such reletting the costs incurred by Landlord in connection with such entry, retaking, or reletting).

(3) In addition to all other remedies available to Landlord under this Lease, Landlord may, at Landlord’s option, upon default by Tenant, pay any sum of money on behalf of Tenant which Tenant has failed to pay in accordance with the terms hereof, or perform on behalf of Tenant any covenant or obligation of Tenant which Tenant has failed duly to keep, observe and perform, and all sums so paid by Landlord and all costs incurred by Landlord in connection with such performance shall become additional rent payable hereunder, and shall be repaid by Tenant to Landlord upon demand, together with interest thereon. Landlord shall be authorized to use and apply the security deposit of Tenant in the event of default as provided in Article 4, Paragraph D hereof.

C. ADDITIONAL REMEDIES. In the event of an uncured Event of Default or a threatened Event of Default by Tenant, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings, and other remedies were not herein provided. The seeking of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

ARTICLE 14	DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform a material obligation hereunder within a reasonable time, after written notice of default by Tenant to Landlord.

ARTICLE 15	LIENS

Tenant shall keep the Premises, the Building, and the Center free from all liens arising out of any work performed, services rendered, material furnished or obligations incurred by or on behalf of Tenant, and shall perform no work as Landlord’s agent.

ARTICLE 16	ASSIGNMENT AND SUBLETTING

Tenant shall not directly or indirectly, voluntarily or involuntarily, or by operation of the law, assign, transfer, sell, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, or any portion thereof, without Landlord’s prior written consent which shall not be unreasonably withheld. Landlord’s consent to any assignment or sublease shall not constitute a waiver of the rights of Landlord under this Article 16, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord. Any assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

ARTICLE 17	PERSONAL PROPERTY TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes and assessments levied or assessed which become payable during the Term hereof, based upon Tenant’s use of the Premises, or upon Tenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property located in the Premises or for services rendered to Tenant by any governmental authority.

ARTICLE 18	HOLDING OVER

If Tenant remains in possession of the Premises after the expiration or termination of the Term of this Lease, Tenant will be deemed to be occupying the Premises as a tenant-at-will, terminable day to day, subject to all the covenants and obligations of this Lease and at a minimum daily rental of twice the per diem Minimum Rent for the last month of the Term. If any property not belonging to Landlord remains at the Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such reasonable disposition of such property as Landlord may desire without liability for compensation or damages to Tenant.

ARTICLE 19	ENTRY BY LANDLORD

Tenant shall permit Landlord to enter the Premises with Tenant present during reasonable hours, to inspect the same, to submit said Premises to prospective purchasers, lenders, or tenants, to post notices of non-responsibility, and to repair the Premises and any portion of the Building, all as Landlord may deem necessary or desirable, without abatement of rent. Tenant hereby waives any claim for damages or for any injury or inconvenience to, or interference with Tenant’s business, for any loss of occupancy or quiet enjoyment of the Premises, and for any other loss occasioned thereby unless Landlord is negligent. Landlord may card the Premises “For Rent” ninety (90) days before the termination of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or Center or any part hereof, except as otherwise specifically provided.

ARTICLE 20	SIGNS

Tenant may affix and maintain upon the Premises only those signs which meet the attached Sign Criteria (Exhibit “D”). Tenant agrees to install within fifteen (15) calendar days of opening for business a Primary sign, Undercanopy sign, in accordance with the Sign Criteria. Tenant shall have the right to use the existing pylon sign adjacent to the Premises.

ARTICLE 21	LANDLORD’S LIABILITY

Tenant specifically agrees to look solely to Landlord’s equity or leasehold interest in the Center for recovery of any liability from Landlord. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages by reason of Landlord’s breach of the terms of this Lease.

ARTICLE 22	FINANCIAL STATEMENTS This Section intentionally deleted.

ARTICLE 23	MISCELLANEOUS

A. PLATS AND RIDERS. Clauses, exhibits, plats, riders and addenda, if any, affixed to this Lease are a part hereof and incorporated herein by this reference.

B. WAIVER. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition with respect to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

B. JOINT OBLIGATION. If there is more than one (1) Tenant under this Lease, the obligations hereunder imposed shall be joint and several.

D. MARGINAL HEADINGS. The marginal headings and titles to the Articles and Paragraphs of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

E. TIME. Time is of the essence of this Lease and of the performance of each and all of its provisions in which performance is a factor.

F. BINDING EFFECT. The covenants and conditions herein contained, subject to the provision as to assignment and subletting, shall apply to and bind the heirs, successors, executors, administrators, sublessees, licensees, concessionaires, and assigns of the parties hereto.

G. RECORDATION. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request and expense of the party requesting the same. At such time as this Lease terminates or expires for any reason, Tenant agrees to execute such instruments as necessary to release any short form lease of record.

H. QUIET POSSESSION. Upon Tenant’s paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Term, subject to all the provisions of this Lease.

I. BROKER’S COMMISSION. Each of the parties represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of attorney’s fees in connection therewith): Edwin B. Raskin Co., representing Landlord and Alliant Commercial Realty Services, LLC and Brentview Realty, representing Tenant.

J. PRIOR AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or altered except by an agreement in writing signed by the parties hereto or their respective successors in interest.

K. PARTIAL INVALIDITY. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect or impair any other provision hereof, and all other provisions shall remain in full force and effect.

L. CUMULATIVE REMEDIES. No remedy or election of Landlord hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

M. CHOICE OF LAW. This Lease shall be governed by the laws of the State of Tennessee.

N. ATTORNEY’S FEES. Should it be necessary for Landlord or Tenant to employ legal counsel to enforce any of the provisions herein contained, Landlord and Tenant agree the substantially non-prevailing party shall pay all attorney’s fees and collection costs reasonably incurred by the other party including costs of appeal, court costs, and court reporter’s fees.

O. SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale. Any such sale shall be subject to this Lease.

P. SUBORDINATION AND ATTORNMENT. Tenant agrees to subordinate its rights hereunder to the lien of any mortgage, deed of trust, or other security instrument, in favor of any lender, now or hereafter in force against the Premises, and to ail advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage, deed of trust, or other security instrument covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, and recognize such purchaser as the Landlord under this Lease.

Q. NOTICES. All notices and demands given under this Lease shall be in writing, and shall be sent by certified mail, return receipt requested, postage prepaid, or delivered in person to the Landlord at the address it receives rent and to the Tenant at the Premises with a copy to 722 Columbia Avenue, Franklin, TN 37067, Attention: Lisa Musgrove

All such notices shall be deemed given when deposited with the United States Postal Service as hereinabove provided, or delivered, in the case of a delivered notice. Either party may change the designated address by written notice to the other party.

R. TENANT’S STATEMENT. Tenant shall at any time and from time to time, upon not less than five (5) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord such written estoppel certificates as may be reasonably and customarily required by Landlord or any prospective purchaser, lender, or venturer of all or any portion of the Center.

S. AUTHORITY OF TENANT. If Tenant is other than an individual, each individual executing this Lease represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant.

T. NUMBER AND GENDER. Whenever the context of this Lease so requires, the use of the plural shall include the singular, the masculine, the feminine, and vice versa.

U. LANDLORD’S LIEN. THIS SECTION INTENTIONALLY DELETED.

V. REMOVAL OF FIXTURES AND PROPERTY. Tenant may (if not in default hereunder) prior to the expiration of this Lease, remove all personal property, trade fixtures and equipment which Tenant has placed in the Premises (but not any such items in the Premises at the Commencement Date) provided Tenant simultaneously repairs all damage to the Premises caused by such removal. Notwithstanding the foregoing, Tenant shall not be permitted to remove any other alterations, additions or improvements to the Premises, including but not limited to wall coverings, floor coverings, fixtures, (other than trade fixtures), which shall be deemed a part of the Premises and surrendered to Landlord upon the expiration of this Lease.

W. SURRENDER OF PREMISES/TENANT’S PROPERTY. Upon the expiration or earlier termination of this Lease or the reentry by Landlord of the Premises following default by Tenant, Tenant shall at once surrender possession of the Premises to Landlord in the same condition as the Premises were at the date Tenant opened the Premises to the public, reasonable wear and tear excepted, shall surrender all keys for the Premises to Landlord, and shall remove all of Tenant’s effects therefrom subject to and as provided in Paragraph V above. Should any property of Tenant remain in or about the Premises following such expiration or termination (or upon reentry by Landlord following default by Tenant), then such property shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall have the right, at the expense of Tenant, to dispose of said property without liability for damages or otherwise. Any proceeds from such disposition may be applied by Landlord to the expense of removal, storage or sale and to any amounts due under this Lease.

X. TAX ON RENTS. If any governmental authority imposes any sales and use tax, or similar tax, upon the rents and other charges required hereunder, other than regular income taxes owed by Landlord, Tenant shall be responsible for paying said additional taxes in a timely manner.

Y. PAYMENTS PRIOR TO BANKRUPTCY. If any bankruptcy or reorganization proceedings are commenced by or against Tenant, all payments made under this Lease shall be applied to the most recent obligations of Tenant hereunder, rather than to the oldest obligations of Tenant hereunder, regardless of any contrary intention of Tenant.

Z. WAIVER OF RIGHT OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption conferred by statute or otherwise which Tenant has or may have in the future.

AA. WAIVER OF JURY TRIAL. Landlord and Tenant hereby mutually waive any and all rights which either party may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction arising in connection with this Lease.

BB. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing rent or any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

ARTICLE 24	RENEWAL OPTION.

Tenant shall have the right to be exercised as hereinafter provided, to extend the term of this Lease for one period of three (3) years, from the date of expiration of the original term hereof upon the following terms and conditions.

1.	That at the time of the exercise of such right and at the beginning of the renewal term Tenant shall not be in default in the performance of any of the terms, covenants, conditions or agreements herein contained;

2.	That such extension shall be upon the same terms, covenants, conditions and agreements as in this Lease provided.

3.	That Tenant shall exercise its right to the extension of the term of this Lease by notifying Landlord of Tenant’s election to exercise such right at least one hundred twenty (120) days prior to the expiration of the original term of this Lease. Upon the giving of such notice, this Lease shall be deemed extended for the specified period, subject to the provisions of this paragraph, and execution of an amendment to this Lease setting forth the Minimum Rent for the renewal term.

4.	The Minimum Rent for the renewal term shall be the then current market rent, for the Premises, as reasonably established by Landlord.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

TENANT:	FRANKLIN SYNERGY BANK

BY:

	TITLE:	EVP & CFO

LANDLORD:	SIG, LLC
	BY:	EDWIN B. RASKIN COMPANY AGENT

BY:
DAVID L. BATTIS, PRESIDENT

EXHIBIT A

LOCATION OF PREMISES
MERCHANTS WALK SHOPPING CENTER
SPACE C-1
4930 THOROUGHBRED LANE
FRANKLIN SYNERGY BANK

Subject
Drive-Thru Banking Facility
OLD HICKORY BOULEVARD
THOROUGHBRED LANE

The premises depicted contain approximately 3,124 gross square feet of floor area as measured from the outside dimension of any exterior wall and from the middle of any shared demising walls, as applicable.

EXHIBIT “B”

LEGAL DESCRIPTION OF SHOPPING CENTER

Merchants Walk Shopping Center

PROPERTY DESCRIPTION

A tract of land in the First Civil District of Metropolitan Nashville, Davidson County, Tennessee and in the Fifteenth Civil District of Williamson County, City of Brentwood, Tennessee and being designated as Tract Two, (Reserved Parcel) as shown on the plan entitled Resubdivision of Tract Two, Maryland Farms East Park as of record in plat book 5200, page 660, R.O.D.C., Tennessee and plat book 20, page 3, R.O.W.C. Tennessee and being more particularly described as follows:

Beginning at an iron pin set on the south right-of-way of Old Hickory Boulevard, (a 120 foot road), said pin being situated 267.05 feet east of the north end of the northeast return curve at the intersection of Old Hickory Boulevard and East Park Drive, (a 60 foot road), said pin also being the northeast corner of Lot 6 as shown on the plan entitled Resubdivision of Tract Two, Maryland Farms East Park, as of record in plat book 5200, page 660, R.O.D.C., Tennessee and also being the northwest corner of the herein described tract of land, Thence,

1.	With the south right-of-way line of Old Hickory Boulevard, S 88’24’06“E, 179.58 feet to an existing concrete Highway Monument; Thence,

2.	S 86’28’56” E. 64.97 feet to an existing concrete highway monument; Thence,

3.	S 04’51’59” W. 5.09 feet to an existing concrete highway monument; Thence,

4.	S 87’16’22” E. 131.69 feet to an iron pin set; Thence,

5.	137.05 feet along the arc of a curve to the left that has a radius of 934.77 feet to an iron pin set, said curve has a chord bearing and distance of N 88’49’34” E. 136.93 feet; Thence,

6.	5.69 feet along the arc of a curve to the left that has a radius of 1347.24 feet to an iron pin set, said curve has a chord bearing and distance of N 84’30’18” E. 5.69 feet; Thence,

7.	N 06’38’17” W. 5.00 feet to a lack set in leaded hole in a concrete retaining wall, Thence,

8.	With a spiral curve to the left, 257.56 feet to an iron pin set, said curve has a chord bearing and distance of N 81’13’11” E. 257.25 feet; Thence,

9.	N 79’15’18” E. 31.60 feet to an iron pin set; Thence,

10.	N 79’15’18” E. 15.45 feet to an iron pin set; Thence,

11.	Leaving the southerly right-of-way line of Old Hickory Boulevard and with the northwest line of the Glen A. Nobel property as recorded in deed book 100, page 83, R.O.W.C., Tennessee, 259.50 feet along the arc of a curve to the right that has a radius of 650.00 feet to an existing iron pin, said curve has a chord bearing and distance of S 45’28’01” W. 257.78 feet; Thence,

12.	Continuing with the northwest line of Nobel and the Grace T. Murphy, Et Al property as recorded in deed book 484, page 234 R.O.W.C., Tennessee, S 56’54’14” W. 363-94 feet to an existing iron pin; Thence,

13.	With the northwest line of the Edwin B. Raskin, Trustee property as recorded in deed book 369 page 437, R.O.W.C., Tennessee, S 58’29’25” W. 72.49 feet to an existing P.K. nail; Thence,

14.	Leaving the northwest line of Raskin and with the north line of Lot 32 as shown on the plan entitled Section 23, Resubdivision Tract Three, Maryland Farms East Park, as recorded in plat book 9, page 75, R.O.W.C., Tennessee, Lot 32 also being the AID Association for Lutherans property as recorded in deed book 882, page 867, R.O.W.C., Tennessee N W,290.38 feet to an iron pin set; Thence,

15.	With the east line of the aforementioned Lot 6, said Lot also being the Randolph M. Lagasse, Et Ux property as recorded in deed book 9395, page 162, R.O.D.C., Tennessee N 03’31‘18” E. 364.17 feet to the point of beginning and containing 209.305 square feet or 4.805 acres more or less as calculated by the above courses which were determined within the precision requirements of a class “Urban” ALTA/ACSM Land Title Survey of 1992. This description was prepared by: John O. Spry R.L.S. #727 on December 28, 1994.

EXHIBIT “C”

RULES AND REGULATIONS

Merchants Walk Shopping Center

TENANT AGREES AS FOLLOWS:

1.	Landlord may amend or add new Rules and Regulations for the use and care of the Premises, the Building, and the Center, at any time in the future as Landlord deems is in the best interest of the Center.

2	Tenant’s exterior lighted sign shall be illuminated from sunset to 1:00 a.m. seven (7) days per week irrespective of whether its store is open for business. If Tenant fails to comply with these operating hours, then, in addition to all of its other rights and remedies set forth in the Lease, Landlord shall have the right to charge Tenant an amount not to exceed Twenty Dollars ($20.00) per incident of non-compliance.

3.	All deliveries or shipments of any kind to and from the Premises, including loading of goods, shall be made only by way of the rear of the Premises or at any other location designated by Landlord, and only at such times designated for such purposes by Landlord.

4.	Tenant is responsible for placing trash in the dumpster which is provided by Landlord and paid for through Common Area expenses. Tenant shall store soiled or dirty linen only in approved fire rating organization containers. If Tenant fails to comply with this rule, then Landlord shall have the right, in addition to all other rights and remedies in the Lease, to charge Tenant an amount not to exceed Twenty Dollars ($20.00) per incident of non-compliance.

5.	No radio or television aerial, satellite dish, antenna, or other similar devices, shall be installed or erected on the roof or exterior walls of the Premises or Building without first obtaining in each instance Landlord’s consent in writing. Any aerial or devise installed without such written consent shall be subject to removal at Tenant’s expense without notice at any time. Landlord may withdraw any such consent at any time, and in such event Tenant shall remove any such installation within ten (10) days after notice. No loud speakers, televisions, phonographs, radios, tape players or other devises shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

6.	At all times, Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

7.	The outside areas immediately adjoining the Premises shall be kept clean and free from snow, ice, dirt and rubbish by Landlord, and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas.

8.	Tenant shall not use the Common Areas of the Center for business purposes.

9.	Tenant and its employees shall park their cars only in the designated parking areas Tenant shall furnish to Landlord its and its employees vehicle license numbers within five days after taking possession of the Premises and will notify Landlord of any changes within five (5) days thereof. If Tenant or its employees fail to park their cars in the designated parking areas, then Landlord shall have the right to either have such vehicles towed away from the Center at the expense of the violating party, and/or to attach violation stickers or notices to such cars or charge the violating party an amount not to exceed Twenty Dollars ($20.00) per car parked in any non-designated parking area.

10.	Plumbing facilities shall not be used for any purposes other than that for which they are constructed, and no foreign substances of any kind shall be placed therein.

11.	Tenant, at Tenant’s cost, will take appropriate action to keep premises free of insects/pests.

EXHIBIT “D”

SIGN CRITERIA

Merchants Walk Shopping Center

1.	GENERAL CRITERIA

The purpose of this manual is to define and specify all criteria for the signage for all shops and offices at Merchants Walk Center. This manual was developed as a guideline for all Tenant signage in order to compliment the overall design concept of the center. These guidelines will insure identification of the signage while producing a coordinated, complimentary graphic image for the entire center.

Each Tenant is required to have only one Primary Sign Unit unless otherwise approved by Landlord, one Undercanopy Sign Unit, and Rear Door/Alcove Lettering.

Except as provided herein, no advertising placards, banners, posters, pennants, flags, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon either the interior or exterior of the glass panels and supports of the show windows and doors, or upon the exterior walls of the buildings.

All sign units, including additional symbols or logos, must be submitted to the Landlord for approval prior to fabrication and installation. The cost of fabrication and installation and maintenance of each sign unit and permits shall be the responsibility of the Tenant. The sign company shall be chosen by the Tenant and approved by the Landlord. Sign construction is to be completed in compliance with the instructions, limitations and criteria contained in this manual. Any installed non-conforming or unapproved sign shall be brought into conformance at the nonconforming Tenant’s expense.

(1)	The location, character, design, color and layout of all exterior signs shall be designed by Tenant at Tenant’s expense. Proper consideration, however, shall be given to the style, design and character of signs used by occupants for the same or similar retail operations elsewhere.

(2)	Tenant agrees to pay all costs for the fabrication and installation of all exterior signage in accordance with Paragraph (1) above. All signs shall be fabricated and installed in compliance with applicable building and electrical codes and bear a U.L. label. The name and/or stamp of the sign contractor or sign company or both shall not be exposed to view.

(3)	No signs produced on plywood or other similar flat surfaces are allowed. No spotlights attached to the canopy to shine on signs are allowed.

(4)	No sign will be placed in final position without written approval of Landlord, which approval shall be at the sole discretion of Landlord.

(5)	Any and all approved signs placed on the Premises by Tenant shall be maintained in compliance with all governmental ordinances, rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs or violation of ordinances, rules or regulations with regard thereto. Upon any removal of said signs, Tenant shall simultaneously repair all damage incidental to such removal. All such signs shall be so removed prior to the expiration or termination of this Lease.

(6)	The following type signs are prohibited:

(a)	Paper, cardboard or hanging signs and/or stickers utilized as signs, whether affixed or hung from windows, doors, fascia or canopy, except for government required window stickers;

(b)	Signs of a temporary character or purpose, irrespective of the composition of the sign or material use therefore, except signage professionally and tastefully prepared;

(c)	Portable trailer signs; and

(d)	Temporary sign; exception being that Tenant will place a “Coming Soon” type of sign interiorly facing outwardly within one (1) week after lease execution.

(e)	Signs, pictures or paintings within the Premises if visible from the Common Area unless written permission of Landlord is first obtained.

2.	SPECIFICATIONS

A.	SIGN TEXT

The Primary Sign, Undercanopy Sign, and Rear Door/Alcove Lettering shall not include the product sold except as part of the occupant’s trade name or insignia. The rear door/alcove signage will have the Tenant’s name and address. Any additional symbols or logos for the undercanopy sign must be submitted to the Landlord for approval.

B.	TYPOGRAPHY

The Tenant shall arrange for the design and fabrication of the signs, in conformance with the restrictions noted in this sign criteria manual.

Individual letters will be used on ail signs. The style of the typography shall be Helvetical Medium, except that other styles may be used contingent upon the final approval of the Landlord.

C.	LOCATION AND SIZE

(1)	Primary Sign Unit - One Only (unless otherwise approved by Landlord).

The Primary Sign Unit shall consist of one line of sign text, mounted one inch (1”) from the brick background. Sign text shall be all upper case letters with a maximum height of 24 inches. The Primary Sign Unit shall be centered between the Tenant’s demising walls immediately in front of the Tenant’s storefront, with the maximum width not to exceed 80% of the lineal leased frontage. Signs shall be permitted on the shops facia only within the areas as defined by the Manual.

(2)	Undercanopy Sign Unit - One Only.

The undercanopy sign unit shall consist of a 2“x2’-6“x1’-6” sandblasted wood sign (with text on both sides), The canopy sign shall be located above the center of the shop entry door.

(3)	Rear Door/Alcove Signage - One Each

Each Tenant shall have applied to the rear receiving door/alcove (depending on location of shop) the Tenant’s name and address on a signage system “Slatz”, manufactured by Spandex USA, (215) 797-8249 or approved equal. Each unit shall be 30” long x 4-7/8” high located as shown on Example 4. Where Tenant uses the same alcove, each Tenant’s name and address shall be applied to either side of alcove. The lettering shall be on two lines with a maximum 2-1/2” height.

3.	MATERIALS AND INSTALLATION

A.	PRIMARY SIGN UNIT

Signs shall be of individual, internally illuminated, plastic faced letters with a four inch (4”) metal return. Letters shall be mounted to the face of a 6” x 8” high raceway (provided by Tenant) which will fit inside the recessed power channel (See Examples 1, 2, and 6). All fasteners shall be concealed and weather tight. Wiring from letters to the waterproof junction box in the power channel shall be concealed. All necessary sign transformers shall be remote located above the Tenant’s ceiling near the storefront wall. All signage must be designed to meet local sign ordinances.

B.	UNDERCANOPY SIGN UNIT

Signs shall be a 2” thick, red cedar, sandblasted board with 1” wide raised perimeter border and 1/8” thick perimeter steel band (painted), supported as shown on Examples 2, 3, and 5. Signage will occur on both sides of the board. The signage copy and any pre-approved symbols or logos) will be raised with the background sandblasted 1/2” deep.

C.	REAR DOOR/ALCOVE SIGNAGE

Signs shall be made of extruded aluminum (clear satin) face plate, “Super Slatz” with black die cut vinyl letters. The mounting track shall be standard shape. (See Example 4).

4.	GUARANTEE AND GENERAL SPECIFICATIONS

The project is located in two different counties, one in the city of Nashville and one in the city of Brentwood. The sign contractor is responsible for compliance with the appropriate zoning requirements (and the guides of this manual) depending on the Tenant location.

The entire signage package shall be guaranteed for one (1) year from Date of Installation against defects in material and workmanship. Defective parts shall be replaced without charge.

All electrical signs shall bear the UL label, and their installation must comply with all local building and electrical codes.

All conductors, transformers and other equipment shall be concealed.

All bolts, fastening, clips, etc., shall be painted to match sign mounting surface.

No signmaker’s label or other identification will be permitted on the exposed surface of sign, except for those required by local ordinance which shall be placed in an inconspicuous location.

Sign contractor shall repair any damage to any work caused by his work. Damage to structure that is not repaired by the sign contractor shall become the Tenant’s responsibility to correct.

Tenant shall be fully responsible for the operation of Tenant’s sign contractor and shall indemnify, defend and hold the Landlord harmless from damages or liabilities on account thereof.

All exterior signs exposed to the weather shall be mounted one inch (1”) from the building to permit proper dirt and water drainage. Each sign will also have weepholes at the bottom to allow proper drainage.

All signs shall be fabricated using full welded construction.

Sign contractor is responsible for making complete electrical connections from signs to Tenant’s electric panel through conduit provided by Landlord. A time clock for controlling the signs shall be provided and installed by the Tenant.

5.	COLOR

A.	PRIMARY SIGN UNIT

The color of the plastic letter face of the Primary Sign Unit shall be one of the following:

Plexiglas Blue	#2329	Acrylite Blue	61 3-0
Plexiglas White	#7420	Acrylite White	048-2
Plexiglas Red	#2283	Acrylite Red	211-1

or other color to be approved by Landlord.

NEON COLOR SHALL MATCH PLASTIC FACE COLOR.

The metal side return of the letter shall be dark bronze. The exposed faces of the raceway shall be painted to match the power channel cover.

Use United Paint:	LH46 Exterior Latex HIP Ploy Glo
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B.	UNDERCANOPY SIGN UNIT

The raised letters and wood trim shall be painted to match the selected color of the Primary Sign Unit. The sign background shall be stained with Olympic Stain-Navajo White, and steel band painted to match Olympic Stain 729. Any other colors for logos and symbols (whose use has been pre-approved by the Landlord) must also be submitted for approval to the Landlord.

C.	REAR DOOR/ALCOVE LETTERING

The color of the letters will be Black.

6.	APPROVAL

Each Tenant shall submit shop drawings from approved sign contractor to the Landlord for approval, prior to fabrication and installation. The following submission requirements constitute the minimum data required.

1.	Layout of name for Primary Sign and Undercanopy Sign Unit, and Rear Door/Alcove Signage showing all dimensions and construction materials and details.

2.	Layout of additional symbols or logos (may be submitted only for the Undercanopy Sign Unit).

3.	Color(s) chosen from approved list.

Two (2) copies of signage drawings shall be submitted to the Landlord as follows:

SIG, LLC

c/o Edwin B. Raskin Company, Agent

5210 Maryland Way, Suite 300

Brentwood, Tennessee 37027